UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

Vortronnix Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55366	47-2942386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10777 Westheimer, Suite 1100, Houston, TX 77042

(Address of principal executive offices, including zip code)

(713) 260 9659

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Termination of Advisory and Edgar XBRL Services Agreement by Tech Associates Inc.

On August 18, 2015, Tech Associates Inc., in correspondence to Glenn Hardaway and the Board of Directors of Vortronnix Technologies Inc., indicated its intention to terminate the Advisory Agreement, and the Edgar XBRL Services Agreement, both to be effective by August 31, 2015.

Vortronnix Technologies Inc. and Tech Associates Inc. entered into the Advisory Agreement on May 1, 2015, and Tech Associates had been providing corporate advisory services to Vortronnix Technologies pursuant to the Advisory Agreement since that time. The Advisory Agreement had an initial term of six months, and could be terminated during that initial term by either party. The Edgar XBRL Services Agreement was engaged on May 15, 2015, and had an initial term of one year, and could be terminated by Tech Associates at anytime.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vortronnix Technologies, Inc.

By: /s/ Glenn Hardaway

Glenn Hardaway, President, Chief Executive Officer, (Principal Executive Officer), Chief Financial Officer, (Principal Financial Officer), Treasurer, and Chairman of the Board

Dated: August 24, 2015

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